Exhibit 10.3

Execution Version

July 25, 2021

STRICTLY CONFIDENTIAL

Xenetic Biosciences, Inc.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

Attn: Jeffrey F. Eisenberg, Chief Executive Officer

Dear Mr. Eisenberg:

This letter agreement (this “Agreement”) constitutes the agreement between Xenetic Biosciences, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), that Wainwright shall serve as the exclusive agent, advisor or underwriter in any offering (each, an “Offering”) of securities of the Company (the “Securities”) during the Term (as hereinafter defined) of this Agreement. The terms of each Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Wainwright and nothing herein implies that Wainwright would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities. It is understood that Wainwright’s assistance in an Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Wainwright deems appropriate under the circumstances and to the receipt of all internal approvals of Wainwright in connection with the Offering. The Company expressly acknowledges and agrees that Wainwright’s involvement in an Offering is strictly on a reasonable best efforts basis and that the consummation of an Offering will be subject to, among other things, market conditions. The execution of this Agreement does not constitute a commitment by Wainwright to purchase the Securities and does not ensure a successful Offering of the Securities or the success of Wainwright with respect to securing any other financing on behalf of the Company. Wainwright may retain other brokers, dealers, agents or underwriters on its behalf in connection with an Offering, subject to the Company’s prior written consent.

A.       Compensation; Reimbursement. At the closing of each Offering (each, a “Closing”), the Company shall compensate Wainwright as follows:

1.	Cash Fee. The Company shall pay to Wainwright a cash fee, or as to an underwritten Offering an underwriter discount, equal to 7.0% of the aggregate gross proceeds raised in each Offering. Upon any exercise for cash of any warrants issued to investors in each Offering, the Company shall pay Wainwright, within five (5) business days of the Company’s receipt of the exercise price, a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto.

2.	Reserved.

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

3.	Expense Allowance. The Company also agrees to pay Wainwright (a) with respect to a public Offering, out of the proceeds of each Closing, a management fee equal to 1.0% of the gross proceeds raised in each Offering; (b) out of the proceeds of the first Closing of each Offering, (i) $25,000 for non-accountable expenses (to be increased to $40,000 in case of a public Offering); (ii) up to $40,000 for reasonable and documented fees and expenses of legal counsel and other reasonable and documented out-of-pocket expenses (to be increased to $90,000 in case of a public Offering); and (iii) if applicable, the reasonable and documented costs associated with the use of a third-party electronic road show service (such as NetRoadshow) and (c) out of the proceeds of each Closing, the additional amount payable by the Company pursuant to Paragraph D.3 hereunder; provided, however, that such amount in no way limits or impairs the indemnification and contribution provisions of this Agreement.

4.	Tail. Wainwright shall be entitled to compensation under clauses (1) and (2) hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Wainwright had contacted during the Term or introduced to the Company during the Term, if such Tail Financing is consummated at any time within the 6-month period following the expiration or termination of this Agreement, and a list of such investors subject to this Section A.4 shall be provided by Wainwright to the Company as promptly as practicable following the expiration or termination of this Agreement.

5.	Right of First Refusal. If the Company consummates an Offering pursuant to this Agreement during the Term, then from the date hereof until the 6-month anniversary following consummation of the first Offering (if any), the Company or any of its subsidiaries decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Wainwright or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction and mutually agreeable to the parties. Notwithstanding anything to the contrary in this Agreement, the Company may during the Term enter into a transaction pursuant to an Excluded Offering (as defined in Section O below), and Wainwright shall not have a right of first refusal to be an advisor or agent for such Excluded Offering and such transaction and the related issuance of securities shall be excluded from the right of first refusal and no amounts shall be due and payable to Wainwright in connection with any such Excluded Offering and related issuances.

B.       Term and Termination of Engagement; Exclusivity. The term of Wainwright’s exclusive engagement will begin on the date hereof and end ninety (90) days thereafter (the “Initial Term”); provided, however, that if an Offering is consummated within the Initial Term, the term of this Agreement shall be extended by an additional ninety (90) day period (the “Extension Term,” and together with the Initial Term, the “Term”). For clarity, the term "Term" shall mean the Initial Term if there is no Extension Term. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, right of first refusal, tail, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that an Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to Wainwright its reasonable actual and accountable out-of-pocket expenses related to an Offering (including the fees and disbursements of Wainwright’s legal counsel) and, if applicable, for electronic road show service used in connection with an Offering, subject to the limitations set forth in Section A.3. During Wainwright’s engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Wainwright, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities in connection with a potential Offering and (ii) the Company, except in connection with any Excluded Offering, will not pursue any financing transaction which would be in lieu of an Offering. Furthermore, the Company agrees that during Wainwright’s engagement hereunder, all inquiries from prospective investors will be referred to Wainwright. Additionally, except as set forth hereunder, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to any Offering.

C.       Information; Reliance. The Company shall furnish, or cause to be furnished, to Wainwright all information reasonably requested by Wainwright for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”). In addition, the Company agrees to make available to Wainwright upon its reasonable request from time to time the officers, directors, accountants, counsel and other advisors of the Company; provided, in each case, that such access shall be during normal business hours and upon reasonable advance notice, shall not interfere with the normal operation of the Company’s business and shall not require provision of any information subject to attorney-client or other privilege. The Company recognizes and confirms that Wainwright (a) will use and rely on the Information, including any documents provided to investors in each Offering (the “Offering Documents”) which shall include any Purchase Agreement (as defined hereunder), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information (other than information specifically provided by Wainwright for inclusion in the Offering Documents); and (c) will not make an appraisal of any of the assets or liabilities of the Company; provided, that notwithstanding the foregoing, Wainwright agrees and acknowledges that any projections or other forward-looking statements included in the Information are not to be viewed as facts, are not a guarantee of performance and actual results may vary materially from such projections, forward-looking statements or other Information. Upon reasonable request and advance notice, the Company will meet with Wainwright or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Wainwright thereof, including any document included or incorporated by reference therein. At each Offering, at the reasonable request of Wainwright, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance reasonably satisfactory to Wainwright and its counsel as is customary for such Offering. Wainwright shall be a third party beneficiary of any representations, warranties, covenants, closing conditions and closing deliverables made by the Company in any Offering Documents, including representations, warranties, covenants, closing conditions and closing deliverables made to any investor in an Offering.

D.       Related Agreements. At each Offering, the Company shall enter into the following additional agreements:

1.	Underwritten Offering. If an Offering is an underwritten Offering, the Company and Wainwright shall enter into a customary underwriting agreement in form and substance reasonably satisfactory to the Company, Wainwright and their respective counsels.

2.	Best Efforts Offering. If an Offering is on a best efforts basis, the sale of Securities to the investors in the Offering will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such investors in a form reasonably satisfactory to the Company and Wainwright. Wainwright shall be a third party beneficiary with respect to the representations, warranties, covenants, closing conditions and closing deliverables included in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be reasonably available to answer inquiries from prospective investors.

3.	Escrow, Settlement and Closing. If each Offering is not settled via delivery versus payment (“DVP”), the Company and Wainwright shall enter into an escrow agreement with a third party escrow agent pursuant to which Wainwright’s compensation and expenses shall be paid from the gross proceeds of the Securities sold. If the Offering is settled in whole or in part via DVP, Wainwright shall arrange for its clearing agent to provide the funds to facilitate such settlement; provided, however, if the clearing firm provides the funds in a best efforts offering and subsequent to such delivery an investor fails to provide the necessary funds to the clearing agent for such purchase of Securities, Wainwright shall instruct the clearing agent to promptly return any such Securities to the Company and the Company shall promptly return such investor’s purchase price to the clearing agent. The Company shall pay Wainwright closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $15,950.

4.	FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Wainwright determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting agreement) in writing upon the request of Wainwright to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than are reflected in this Agreement.

E.       Confidentiality. In the event of the consummation of a public Offering or public announcement by the Company of any Offering, Wainwright shall have the right, at its own expense, to disclose its participation in such Offering, including, without limitation, the Offering at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F.       Indemnity.

1.	In connection with the Company’s engagement of Wainwright hereunder, the Company hereby agrees to indemnify and hold harmless Wainwright and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company in connection with this Agreement or an Offering, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with this Agreement or an Offering, or (B) otherwise relate to or arise out of Wainwright’s activities on the Company’s behalf in connection with this Agreement or an Offering, and the Company shall reimburse any Indemnified Person for all reasonable and documented expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence, willful misconduct or fraud of any such Indemnified Person for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Wainwright except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence, willful misconduct or fraud.

2.	The Company further agrees that it will not, without the prior written consent of Wainwright (such consent not to be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may reasonably be expected to be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim, unless, at the time of the settlement, a court of competent jurisdiction in a final and non-appealable judgement has determined that an Indemnified Person is not entitled to indemnification pursuant to the terms hereof.

3.	Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If such Indemnified Person does not request that the Company assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle (subject to the written consent of the Company, not to be unreasonably withheld, conditioned or delayed), assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense. Notwithstanding the foregoing provisions, in no event shall the Company be obligated for the fees and expenses of more than one separate law firm (in addition to local counsel, if necessary).

4.	The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason (other than as a result solely of such Indemnified Person’s gross negligence, willful misconduct or fraud in accordance with Section F.1 above) then (whether or not Wainwright is the Indemnified Person), the Company and Wainwright shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Wainwright on the other, in connection with Wainwright’s engagement under this Agreement, subject to the limitation that in no event shall the amount of Wainwright’s contribution to such Claim exceed the amount of fees actually received by Wainwright from the Company pursuant to Wainwright’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Wainwright on the other, with respect to Wainwright’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the applicable Offering (whether or not consummated) for which Wainwright is engaged to render services bears to (b) the fee paid or proposed to be paid to Wainwright in connection with such engagement.

5.	The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

G.       Limitation of Engagement to the Company. The Company acknowledges that Wainwright has been retained only by the Company, that Wainwright is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Wainwright is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Wainwright or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Wainwright, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Wainwright, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Wainwright to the Company in connection with Wainwright’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Wainwright shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Wainwright.

H.       Limitation of Wainwright’s Liability to the Company. Wainwright and the Company further agree that neither Wainwright nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Wainwright and that are finally judicially determined to have resulted solely from the gross negligence, willful misconduct or fraud of Wainwright.

I.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event either party hereto is successful in any action, or suit against the other party hereto, arising out of or relating to this Agreement, the final judgment or award entered shall be entitled to have and recover from the unsuccessful party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Wainwright and the Company.

J.       Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or e-mail, if sent to Wainwright, at the address set forth on the first page hereof, e-mail: notices@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, e-mail: j.eisenberg@xeneticbio.com, Attention: Chief Executive Officer. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices sent by e-mail shall be deemed received as of the date and time they were sent.

K.       Conflicts. The Company acknowledges that Wainwright and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Wainwright may acquire information of interest to the Company. Wainwright shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

L.       Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means Wainwright must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Wainwright considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

M.       Miscellaneous. Each party hereto represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. This Agreement shall not be modified or amended except in writing signed by Wainwright and the Company. This Agreement shall be binding upon and inure to the benefit of both Wainwright and the Company and their respective assigns, successors, and legal representatives; provided, that no party may assign this Agreement without the other party’s prior written consent. This Agreement constitutes the entire agreement of Wainwright and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

O. Excluded Offerings. Notwithstanding anything contained herein to the contrary, an Offering shall not include any issuance of securities of the Company in connection with: (a) a grant to any existing or prospective consultants, employees, officers or directors of the Company pursuant to any equity-based plans or other compensation agreement; (b) the conversion or exchange of any outstanding securities of the Company, or the exercise of any outstanding options, warrants or other rights to acquire any securities of the Company; (c) any acquisition by the Company of any equity interests, assets, properties or business of any person; (d) any merger, consolidation or other business combination involving the Company; (e) a split of securities or any similar reorganization or recapitalization; (f) any private placement to lenders or other institutional investors providing non-convertible debt financing to the Company or any of its subsidiaries; or (g) any existing or future strategic transaction, collaboration, research, development, supply or license agreement, or other similar arrangement that provides the Company with additional benefits in addition to the investment of funds, including but not limited to, pursuant to the Master Services Agreement, dated June 12, 2020, between PJSC Pharmsynthez and the Company and financing arrangements in connection with that certain Right to Sublicense Agreement, dated October 27, 2017, by and among Xenetic Biosciences, Inc., Baxalta Incorporated, Baxalta US Inc., and Baxalta GmbH (the foregoing, collectively, the “Excluded Offerings”).

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours, H.C. WAINWRIGHT & CO., LLC By: /s/ Edward D. Silvera Name: Edward D. Silvera Title: Chief Operating Officer Date: 7/25/2021

Accepted and Agreed:

Xenetic Biosciences, Inc.

By: /s/ James Parslow

Name: James Parslow

Title: Chief Financial Officer